UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2023, Veritone, Inc. (the “Company”) entered into that certain Ledgered ABL Agreement (the “Ledgered ABL Agreement”), between and among the Company and its subsidiaries, Veritone One, Inc., Table Rock Management, LLC, Pandologic, Inc., Veritone Enterprises, LLC and Veritone Digital, Inc. d/b/a T3 Media (the Company and such subsidiaries, the “Sellers”), and Alterna Capital Solutions, LLC (“ACS”).

The Ledgered ABL Agreement provides for the purchase by ACS of the Sellers’ eligible accounts receivable for an amount equal to the face amount of each account receivable less a reserve percentage. The maximum amount available for sales under the Ledgered ABL Agreement at any given time is $30,000,000. Amounts outstanding under the Ledgered ABL Agreement are secured by certain domestic receivables and other assets of the Sellers and accrue interest at the greater of (i) the prime rate plus 1% or (ii) 9.5%. If no amounts are outstanding under the Ledgered ABL Agreement, a minimum annual interest payment of $250,000 is payable. The Company paid ACS a one-time facility fee of $450,000. The initial term of the Ledgered ABL Agreement is three years and prepayment penalties may apply if the Ledgered ABL Agreement is terminated prior to such date. The Ledgered ABL Agreement contains customary events of default.

In connection with the Ledgered ABL Agreement, on August 8, 2023, certain additional subsidiaries of the Company (the “Guarantors”) entered into a Commercial Guarantee (the “Commercial Guarantee”) to guarantee the Sellers’ obligations to ACS under the Ledgered ABL Agreement. Pursuant to the Commercial Guarantee, the Guarantors provided ACS with a security interest in substantially all of the Guarantors’ assets.

The foregoing descriptions of the terms of the Ledgered ABL Agreement and the Commercial Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Commercial Guarantee, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1

Ledgered ABL Agreement, dated August 8, 2023, between and among Veritone, Inc., Veritone One, Inc., Table Rock Management, LLC, Pandologic, Inc., Veritone Enterprises, LLC, Veritone Digital, Inc. d/b/a T3 Media and Alterna Capital Solutions, LLC.

10.2	Commercial Guarantee, dated August 8, 2023, by Veritone Alpha, Inc., Performance Bridge Media, Inc., Machine Box, Inc., Veritone Politics, LLC, VocaliD, Inc. and Broadbean, Inc.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	August 14, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer